SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): September 3, 1999


                              Elsinore Corporation
             (Exact name of registrant as specified in its charter)


      Nevada                            001-07831                88-0117544
(State or other jurisdiction    (Commission File Number)       (IRS Employer
  of incorporation)                                         Identification No.)




                   202 Fremont Street, Las Vegas, Nevada 89101
               (Address of principal executive offices) (Zip Code)



                                 (702) 385-4011
              (Registrant's telephone number, including area code)

Item 5.  Other Events

On September 3, 1999, Elsinore Corporation issued a press release, attached hereto as an exhibit and incorporated herein, announcing that the arrangement, under which Riviera Gaming Management-Elsinore, a wholly owned subsidiary of Riviera Holdings Corporation, manages the Four Queens Hotel and Casino would terminate at the end of 1999.

Item 7.  Financial Statements and Exhibits

Exhibit No.                Description

99                         Press Release of the Company dated September 3, 1999

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ELSINORE CORPORATION


                                                     By:  /s/Jeffrey T. Leeds
                                                     JEFFREY T. LEEDS
                                                     President and
                                                     Chief Executive Officer

                                                     By: /s/S. Barton Jacka
                                                     S. BARTON JACKA
                                                     Secretary, Treasurer, and
                                                     Principal Financial Officer

Date:  September 13, 1999

                                   EXHIBIT 99

                                  PRESS RELEASE

                              ELSINORE CORPORATION
                               202 FREMONT STREET
                               LAS VEGAS, NV 89101


FOR IMMEDIATE RELEASE
Friday, September 3, 1999

                  ELSINORE CORPORATION ANNOUNCES TERMINATION OF
                              MANAGEMENT AGREEMENT

LAS VEGAS, Nevada, September 3, 1999 Elsinore Corporation, the sole shareholder of the Four Queens Hotel and Casino, and Riviera Holdings Corporation, announced today that the arrangement, under which Riviera Gaming Management-Elsinore, a wholly owned subsidiary of Riviera Holdings Corporation, manages the Four Queens Hotel and Casino would terminate at the end of 1999.

Elsinore also announced that Dual Cooper would assume the position of General Manager of the four Queens effective immediately. Mr. Cooper has over 30 years of experience in the Gaming Industry. He has worked with Harrah's, Bally's, the Desert Inn and most recently at Casino Magic Corp.

William L. Westerman, Chairman and Chief Executive Officer of Riviera Holdings Corporation, said that he and the Riviera team look forward to assisting Mr. Cooper and the Four Queens executives in effecting a smooth and efficient transition.


CONTACT:  Elsinore Corp., Las Vegas, NV 702-385-4011